UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 18, 2009


                               NOBLE ROMAN'S, INC.
               (Exact name of Company as specified in its charter)


          Indiana                    0-11104                 35-1281154
(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)

    One Virginia Avenue, Suite 300
         Indianapolis, Indiana                                 46204
(Address of principal executive offices)                     (Zip Code)

                                 (317) 634-3377
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws;
             Change in Fiscal Year.

     On December 18, 2009, the Board of Directors of Noble Roman's, Inc. (the "Company") adopted amended and restated By-laws of the Company.

     The Amended and Restated By-Laws of the Company contained the following amendments:

     o The By-laws previously provided that the President of the Company had the authority to take certain actions, including determining the time and place of shareholder and Board of Director meetings, calling special shareholder and Board of Director meetings, assigning powers and duties of officers, and signing stock certificates and other documents on behalf of the Company. The Amended and Restated By-Laws provide that in addition to the President, these actions may be taken by the Chief Executive Officer.

     o The By-laws previously provided that shareholders representing at least fifty percent of the votes entitled to be cast on an issue could call a special meeting of the shareholders to consider the issue. The Amended and Restated By-Laws provide that shareholders may only call a special meeting to consider an issue if shareholders representing at least two-thirds of the votes entitled to be cast on the issue request the meeting.

     o The Amended and Restated By-laws added provisions permitting electronic transmission of notices to shareholders and delivery of a single notice to shareholders that share a common address if certain procedures are followed.

     o The Amended and Restated By-laws added provisions detailing the procedures for the conduct of shareholder meetings. Among other items, these provisions set forth who will preside at shareholder meetings, the procedures for conducting votes at shareholder meetings, which items may be properly brought before a meeting, the procedures that shareholders must follow in order for a shareholder proposal to be considered at a meeting, the information that a shareholder must provide to the Company in connection with any shareholder proposal, the deadlines within which shareholder proposals must be received in order to be considered at a meeting, and the conditions under which a shareholder proposal may be included in a proxy statement prepared by the Company.

     o The Amended and Restated By-laws added provisions detailing the procedures for shareholder nominations of individuals to serve on the Company's Board of Directors. Among other items, these provisions set forth the procedures that shareholders must follow in order for a shareholder nominee to be considered at a meeting, the information that a shareholder must provide to the Company with respect to itself and the nominee, and the deadlines within which a shareholder nomination must be received in order to be considered at a meeting.

     o The Amended and Restated By-laws added provisions clarifying the methods by which a proxy may be executed and transmitted. The amendments update the proxy provision to conform to current Indiana law.

     o The Amended and Restated By-laws provide for the Board of Directors to be classified into three classes of directors. The directors of each class of directors will serve for three-year terms with one-third of the directors up for election each year. The Board of Directors adopted these amendments to conform to recent changes in Indiana law.

     o The By-laws of the Company previously provided that all holders of shares of the capital stock of the Company were entitled to a certificate representing such shares. The By-laws were amended to permit the Company to issue uncertificated shares. This change will make the Company's stock eligible for participation in a direct registration system. The amendment and restatement also clarified the procedures for handling uncertificated shares and made other conforming changes throughout the By-laws.

     o The Amended and Restated By-Laws added a provision clarifying the procedures that apply to shareholder requests for inspection of the Company's records and the Company's ability to impose reasonable rules regarding such inspections, including imposing a condition that the shareholder execute a confidentiality agreement, to protect the interests of the Company and its shareholders.

     o Certain other unrelated non-material changes were also included in the amendment and restatement.

     A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.


Item 9.01    Financial Statements and Exhibits.

             (d) The following exhibit is filed as part of this report:

     Exhibit Number                     Description
     --------------                     -----------

          3.1 Amended and Restated Bylaws of Noble Roman's, Inc., effective December 18, 2009.



                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2009

                                               NOBLE ROMAN'S, INC.



                                               By: /s/ Paul  W. Mobley
                                                   -----------------------------
                                                   Paul W. Mobley
                                                   Chief Executive Officer and
                                                   Chief Financial Officer